Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED EQUITY FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Clover Capital Enhanced Small Cap Value Equity Common Fund, Clover Capital Mid Cap Value Equity Common Fund, and Clover Capital Multi Cap Value Equity Common Fund, each organized as a separate Delaware limited liability company, into the Institutional Class Shares of Federated Clover Small Value Fund, Federated Clover Mid Value Fund, and Federated Clover Value Fund, respectively, each newly established portfolios of Federated Equity Funds, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahue	Trustee	November 13, 2008
John F. Donahue

/S/ J. Christopher Donahue	President and Trustee	November 13, 2008
J. Christopher Donahue	(Principal Executive Officer)

/S/ Richard A. Novak	Treasurer	November 13, 2008
Richard A. Novak	(Principal Financial Officer

/S/ Thomas G. Bigley	Trustee	November 13, 2008
Thomas G. Bigley

/S/ John T. Conroy, Jr.	Trustee	November 13, 2008
John T. Conroy, Jr.

/S/ Nicholas P. Constantakis	Trustee	November 13, 2008
Nicholas P. Constantakis

/S/ John F. Cunningham	Trustee	November 13, 2008
John F. Cunningham

/S/ Peter E. Madden	Trustee	November 13, 2008
Peter E. Madden

/S/ Charles F. Mansfield, Jr.	Trustee	November 13, 2008
Charles F. Mansfield, Jr.

/S/ John E. Murray, Jr.	Trustee	November 13, 2008
John E. Murray, Jr.

/S/ R. James Nicholson	Trustee	November 13, 2008
R. James Nicholson

/S/ Thomas M. O’Neill	Trustee	November 13, 2008
Thomas M. O’Neill

/S/ Marjorie P. Smuts	Trustee	November 13, 2008
Marjorie P. Smuts

/S/ John S. Walsh	Trustee	November 13, 2008
John S. Walsh

/S/ James F. Will	Trustee	November 13, 2008
James F. Will